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                                                                   EXHIBIT 10.37


                      AMENDMENT TO THE MANAGEMENT AGREEMENT

         THIS AMENDMENT (this "AMENDMENT") is made and entered into this 30th day of September, 1997, by and between MULTIMEDIA GAMES, INC., a Texas corporation ("MANAGER") and EQUIPMENT PURCHASING L.L.C., a Delaware limited liability company ("OWNER").

                              W I T N E S S E T H:

         WHEREAS, on June 30, 1997, Owner and Manager entered into a certain Management Agreement (the "MANAGEMENT AGREEMENT") whereby Manager agreed to manage, operate and maintain certain MagaMania electronic player stations (the "EQUIPMENT") located at the Chickasaw Nation bingo facility; and

         WHEREAS, Manager and Owner wish to amend the Management Agreement to expand Manager's management, operation and maintenance responsibility's beyond those machines located at the Chickasaw Nation bingo facility to include all Equipment as may from time to time be purchased by Owner from Manager.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

         1. Recitals. The Recitals of the Agreement shall be deleted in their entirety and revised as follows:

                  WHEREAS, Manager has entered into various agreements with Indian tribes to place MegaMania electronic player stations in their bingo facilities;

                  WHEREAS, Manager and Owner contemplate entering into one or more separate equipment purchase agreements (each a "Purchase Agreement") whereby Owner will purchase MegaMania electronic player stations from Manager (the "EQUIPMENT");

                  WHEREAS, Owner desires to have Manager manage, operate and maintain the Equipment.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

         2. Repurchase Option. Article V shall be deleted in its entirety and replaced with the following:

                  At any time during the Term, Manager shall have the option to repurchase the Equipment that is the subject of a separate Purchase Agreement, or any portion


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         thereof, from Owner, at a fair market price to be mutually agreed upon by Owner and Manager at the time of repurchase (the "OPTION PRICE"), provided that after giving effect to the payment of the Option Price and the receipt of Owner of all payments of the Owner Percentage with respect to such Equipment to the date of such payment, Owner shall have received an amount equal to one hundred percent (100%) of the purchase paid by Owner for such Equipment to be repurchased (the "PURCHASE PRICE") plus a twenty percent (20%) compounded rate of return on the Cash Amount paid with respect to such Equipment and a fourteen percent (14%) compounded rate of return on the Debt amount paid with respect to such Equipment.

         3. Effect of Amendment Upon Agreements. Except as otherwise expressly amended by this Agreement, all of the terms and provisions of the Agreements shall be and remain in full force and effect.

         4. Miscellaneous Provisions.

         (a) No party shall assign this Agreement or any of its rights and obligations hereunder without the prior written consent of the other parties which consent shall not be unreasonably withheld.

         (b) Nothing in this Agreement is intended to confer on any person other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         (c) This Agreement may be executed in any one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         (d) This Agreement shall be governed by the laws of the State of Oklahoma without regard to the conflict of law rules thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives on the day first above written.

                                       MULTIMEDIA GAMES, INC.

                                       By: _____________________________
                                       Name: ___________________________
                                       Title: __________________________


                                       EQUIPMENT PURCHASING L.L.C.

                                       By: Rio Grande Management Corp.

                                           By: _________________________
                                           Name:  Clifton Lind
                                           Title: President